Exhibit 10.7(ii)

CLEARWATER PAPER CORPORATION
STOCK OPTION AGREEMENT
2008 STOCK INCENTIVE PLAN
THIS STOCK OPTION AGREEMENT is made and entered into the day specified in the attached Addendum by and between Clearwater Paper Corporation, a Delaware corporation (the “Corporation”), and the Employee named in the attached Addendum (the “Employee”).
W I T N E S S E T H:

    That to encourage stock ownership by employees of the Corporation and for other valuable consideration, the parties agree as follows:
1.Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the meanings set forth in this Section 1. Capitalized terms not defined in this Agreement shall have the same definitions as in the Plan.
(a)    “Addendum” means the attached Addendum.
(b)    “Cause” means the occurrence of any one or more of the following: (i) the Employee’s conviction of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) the Employee’s participation in a fraud or act of dishonesty against the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation that results in material harm to the business of the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation; (iii) the Employee’s intentional, material violation of any contract between the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation and the Employee, or any statutory duty the Employee owes the Corporation, its Affiliates or any successor to the Corporation, in either case that the Employee does not correct within 30 days after written notice thereof has been provided to the Employee, (iv) the commission of an act by the Employee that could (either alone or with other acts) be considered harassment or discrimination on the basis of gender, race, age, religion, sexual orientation or other protected category; or (v) the commission by the Employee of an alcohol or drug offense in violation of the Corporation’s, or a Subsidiary’s or an Affiliate’s Substance Abuse Policy for salaried employees.
(c)    “Date of Grant” means the date on which the Committee determined to grant this Option, as specified in the Addendum.
(d)    “Disability” means a condition pursuant to which the Employee who is—
(i)    unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or
(ii)    by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Corporation.
    (e)    “Double Trigger Event” means the Employee’s Service with the Corporation or a Subsidiary or an Affiliate is involuntarily terminated without Cause or voluntarily terminated for Good Reason within one month prior to or 24 months following the effective date of a Change of Control.

(f)    “Exercise Price” means the price per Share designated in the Addendum at which this Option may be exercised.
(g)    “Good Reason” means that one or more of the following are undertaken by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation without the Employee’s written consent: (i) the assignment to the Employee of any duties or responsibilities that results in a material diminution in the Employee’s position or function as in effect immediately prior to the effective date of a Change of Control; provided, however, that a change in the Employee’s title or reporting relationships shall not provide the basis for a voluntary termination with Good Reason; (ii) a 10% or greater reduction, other than in connection with an across-the-board reduction applicable to other similarly situated employees, by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation in the Employee’s base salary and/or target bonus, and/or target long-term incentive opportunity, all as in effect on the effective date of the Change of Control or as increased thereafter; (iii) any failure by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation to continue in effect (or substantially replace in the aggregate) any material benefit plan or program in which the Employee was participating immediately prior to the effective date of the Change of Control (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation that would adversely affect the Employee’s participation in or reduce the Employee’s benefits under the Benefit Plan; provided, however, that no voluntary termination of Service with Good Reason shall be deemed to have occurred if the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation provide for the Employee’s participation in benefit plans and programs that, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of the Employee’s business office to a location more than 50 miles from the location at which the Employee performs duties as of the effective date of the Change of Control, except for required travel by the Employee on the Corporation’s, its Subsidiaries’ or Affiliates’ or any successor to the Corporation’s business; or (v) a material breach by the Corporation, its Subsidiaries or Affiliates or any successor to the Corporation concerning the terms and conditions of the Employee’s employment.
(h)    “Purchase Price” means the Exercise Price times the number of whole shares with respect to which this Option is exercised.
(i)    “Retirement” means the Employee’s termination of Service on or after the earlier of his or her (A) attainment of age 65 or (B) attainment of age 55 and completion of 10 years of Service.
(j)    “Retirement Plan” means the Clearwater Paper Salaried Retirement Plan.
(k)    “Vesting Start Date” means the date specified in the Addendum.
2.Grant of Option. The Corporation grants to Employee the option to purchase that number of shares of Stock specified in the Addendum for the Exercise Price specified in the Addendum, on the terms and conditions stated in this Agreement. This Option has been granted pursuant to the Plan, a copy of the text of which Employee may obtain upon request to the Corporation.
3.Vesting.
(a)    General Vesting. Subject to the conditions stated in this Agreement, unless a different vesting schedule or arrangement is specified in the Addendum, the Option shall be subject to three-year “cliff” vesting, i.e., the Option shall become exercisable for 100% of the number of shares specified in the Addendum only after the Employee completes three years of Service from the Vesting Start Date. Except as set forth below in Section 3(b), Section 3(c), Section 3(d) and Section 3(e), the Option may not be exercised, and shall not become vested, with respect to any of the underlying shares prior to completion of such three years of Service.
(b)    Death. If Employee’s Service with the Corporation or a Subsidiary or an Affiliate terminates during the one year period beginning on the Vesting Start Date because of the Employee’s death, the

Employee’s beneficiary or representative may exercise the Option in accordance with Section 4(a) with respect to a prorated number of the shares specified in the Addendum, determined by multiplying the number of shares specified in the Addendum by a fraction, the numerator of which is the number of full months completed during the one year period beginning on the Vesting Start Date as of the date of termination, and the denominator of which is twelve. If the Employee’s Service with the Corporation or a Subsidiary or an Affiliate terminates after the one year anniversary of the Vesting Start Date because of the Employee’s death, the Option shall become immediately vested in full and exercisable in accordance with Section 4(a).
(c)    Disability. If Employee’s Service with the Corporation or a Subsidiary or an Affiliate terminates during the one year period beginning on the Vesting Start Date because of the Employee’s Disability, the Employee may exercise the Option in accordance with Section 4(b) with respect to a prorated number of the shares specified in the Addendum, determined by multiplying the number of shares specified in the Addendum by a fraction, the numerator of which is the number of full months completed during the one year period beginning on the Vesting Start Date as of the date of termination, and the denominator of which is twelve. If the Employee’s Service with the Corporation or a Subsidiary or an Affiliate terminates after the one year anniversary of the Vesting Start Date because of the Employee’s Disability, the Option shall become immediately vested in full and exercisable in accordance with Section 4(b).
(d)    Double Trigger Event. Subject to Section 12 of the Plan, if a Double Trigger Event occurs during the one year period beginning on the Vesting Start Date, the Option will become exercisable in accordance with Section 4(c) with respect to a prorated number of the shares specified in the Addendum, determined by multiplying the number of shares specified in the Addendum by a fraction, the numerator of which is the number of full months following the Vesting Start Date prior to the month in which the Double Trigger Event occurred, and the denominator of which is twelve. If a Double Trigger Event occurs after the one year anniversary of the Vesting Start Date, the Option shall become immediately vested in full and exercisable in accordance with Section 4(c).
(e)    Retirement. If Employee’s Service with the Corporation or a Subsidiary or an Affiliate terminates during the one year period beginning on the Vesting Start Date because of the Employee’s Retirement, the Employee may exercise the Option in accordance with Section 4(d) with respect to a prorated number of the shares specified in the Addendum, determined by multiplying the number of shares specified in the Addendum by a fraction, the numerator of which is the number of full months completed during the one year period beginning on the Vesting Start Date as of the date of termination, and the denominator of which is twelve. If the Employee’s Service with the Corporation or a Subsidiary or an Affiliate terminates after the one year anniversary of the Vesting Start Date because of the Employee’s Retirement, the Option shall become immediately vested in full and exercisable in accordance with Section 4(d).
4.Option Term; Exercise After Termination of Service. The term of this Option shall end and this Option shall not be exercisable after 10 years from the Date of Grant (the “Expiration Date”) or, if earlier, upon the termination of Employee’s Service, subject to the following provisions:
(a)    If the termination of Employee’s Service is caused by the Employee’s death, the vested portion of this Option may be exercised at any time by Employee’s executors or administrators (or by any person or persons who shall have acquired this Option directly from Employee by bequest or inheritance) at any time on or before the date that is five years after the date of such termination or, if earlier, the Expiration Date.
(b)    If the termination of Employee’s Service is caused by Disability, the vested portion of this Option may be exercised at any time on or before the date that is five years after the date of such termination or, if earlier, the Expiration Date.
(c)    If the termination of Employee’s Service is in connection with a Double Trigger Event, then subject to Section 12 of the Plan, the vested portion of this Option may be exercised at any time on or before the Expiration Date.

(d)    If the termination of Employee’s Service is caused by Retirement, the vested portion of this Option may be exercised at any time during the period beginning on the date that is three years following the Vesting Start Date and ending on the Expiration Date (and may not, for the avoidance of doubt, be exercised prior to the date that is three years following the Vesting Start Date).
(e)    If the termination of Employee’s Service is for any reason other than death, Disability, Retirement, Cause or a Double Trigger Event, this Option, to the extent that it was vested under Section 3 of this Agreement at the date of such termination and had not previously been exercised, may be exercised at any time on or before the date that is 90 days after the date of such termination or, if earlier, the Expiration Date. If the termination of Employee’s Service is for Cause, this Option shall be immediately cancelled and cease to be exercisable (including with respect to any vested portion of the Option) at the time of such termination.
5.Prohibited Activities. Notwithstanding any provision in this Agreement to the contrary, if the Employee, directly or indirectly, engages in any “Prohibited Activity” (as defined below) without the Corporation’s prior written consent, then any portion of this Award, whether vested or unvested, that remains outstanding as of the date of such Prohibited Activity shall be immediately cancelled and forfeited. “Prohibited Activity” means any of the following activities engaged in, directly or indirectly, by the Employee during the time the Employee is employed by the Corporation or any of its Affiliates (collectively, “Clearwater Paper”) or prior to the Expiration Date, in each case as determined by the Committee in its sole discretion:

(a)    The Employee engages in, whether as an owner, consultant, employee or otherwise, activities competitive with that of Clearwater Paper in any state, province or like geography where Clearwater Paper does business;
(b)     Other than on behalf of Clearwater Paper, the Employee solicits for employment, offers or causes to be offered employment, either on a full-time, part-time or consulting basis, to any person who is employed by Clearwater Paper and with whom the Employee had regular contact during the course of his or her employment by Clearwater Paper; or
(c)     The Employee breaches any of the Employee’s obligations under any confidentiality or nondisclosure agreement with Clearwater Paper.
6.Share Reserve. The Corporation agrees that it will at all times during the period during which this Option may be exercised reserve and keep available sufficient authorized but unissued or reacquired Common Stock to satisfy the requirements of this Agreement.
7.Manner of Exercise. Employee, or Employee’s representative, may exercise any portion of this Option that has become vested under Section 3 of this Agreement by giving notice in a manner approved by the Committee, specifying the election to exercise the Option, the number of Shares for which it is being exercised and the method of payment for the amount of the Purchase Price of the Shares for which this Option is exercised. Such payment shall be made:
(a)    In United States dollars delivered at the time of exercise; or
(b)    If the Committee has established a broker-assisted cashless exercise program, payment may be made all or in part by delivery (in a manner approved by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Corporation in payment of the Purchase Price.
The notice shall be provided by the person or persons exercising this Option, and in the event this Option is being exercised by the representative of Employee, shall be accompanied by proof satisfactory to the Corporation of the right of the representative to exercise the Option. No Share shall be issued until full payment has been made. The Corporation may permit such other payment forms as it deems appropriate (including the surrender of Shares in good form for transfer, owned by the person exercising this Option and having an aggregate fair market value on the date of exercise equal to the Purchase Price), subject to applicable laws, regulations and rules. Notwithstanding anything to the contrary contained herein, the exercise of the Option shall be subject to the terms of the Corporation’s Insider Trading Policy.
8.Withholding Taxes. The Employee will not be allowed to exercise this Option unless the Employee pays, or makes acceptable arrangements to pay, any taxes required to be withheld as a result of the Option exercise or the sale of Shares acquired upon exercise of this Option. Employee hereby authorizes withholding from payroll or any other payment due Employee from the Corporation to satisfy any such withholding tax obligation. The Corporation may determine in its sole discretion to satisfy such withholding taxes by withholding of Shares otherwise issuable upon the exercise of the Option, which Shares will have a Fair Market Value (determined as of the date when taxes would otherwise be withheld in cash) not in excess of the legally required minimum amount of tax withholding.
9.No Stockholder Rights; No Assignment; Corporate Transaction. The Employee shall have no rights as a stockholder with respect to any Share subject to this Option until such Shares shall have been issued to the Employee. Except as otherwise provided in this Option, the rights and privileges conferred by this Option shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred by this Option, contrary to the provisions of this Section 9, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred by this Option, the Option and the rights and privileges conferred by this Option shall immediately become null and void. However, this Section 9 shall not preclude: (i) an Employee from designating a beneficiary to succeed, after the Employee’s death, to any rights of the Employee at the time of the Employee’s death; or (ii) a transfer of the Option by will or the laws of descent or distribution. In that regard, any such rights shall be exercisable by the Employee’s beneficiary in accordance with the provisions of this Option and the Plan. The beneficiary shall be the named beneficiary or beneficiaries designated by the Employee in writing filed with the Corporation in such form and at such time as the Corporation shall require. Regardless of any marital property settlement agreement, the Corporation is not obligated to honor an exercise notice from the Employee’s spouse or former spouse, nor is the Corporation obligated to recognize such individual’s interest in the Option in any other way. Notwithstanding anything to the contrary contained herein, in the event of a Corporate Transaction, the Option shall be treated in the manner provided in the agreement relating to the Corporate Transaction (including as the same may be amended).
10.Legal Restrictions. Unless at the time Employee gives notice of the exercise of this Option, the Shares to be issued are registered under the Securities Act, the notice shall include a statement to the effect that all Shares for which this Option is being exercised are being purchased for investment, and without present intention of resale, and will not be sold without registration under the Securities Act or exemption from registration, and such other representations as the Committee may require. The Corporation may permit the sale or other disposition of any Shares acquired pursuant to any such representation if it is satisfied that such sale or other disposition would not contravene applicable state or federal securities laws. Unless the Corporation shall determine that, in compliance with the Securities Act or other applicable statute or regulation, it is necessary to register any of the Shares for which this Option has been exercised, and unless such registration, if required has been completed, transaction advices to be provided upon the exercise of this Option shall contain the following legend on the face thereof:
“The Shares represented by this transaction advice have not been registered under the Securities Act of 1933 and may be offered, sold or transferred only if registered pursuant to the provisions of that Act or if an exemption from registration is available.”

11.No Employment Rights. Nothing in this Agreement shall be construed as giving Employee the right to be retained as an employee or as impairing the rights of the Corporation to terminate his or her employment at any time, with or without cause.
12.Interpretation; Applicable Law. This Agreement shall be interpreted and construed in a manner consistent with the terms of the Plan and in accordance with the laws of the State of Delaware (without regard to choice of law principles). If there is any discrepancy between the terms and conditions of this Agreement and the terms and conditions of the Plan (including, without limitation, Section 12 of the Plan), the terms and conditions of the Plan shall control.
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IN WITNESS WHEREOF, each party has or has caused this Agreement to be executed as of the respective date set forth below.

CORPORATION:

Clearwater Paper Corporation,
a Delaware corporation

By:
Name:
Title:
Date:

EMPLOYEE:

Name of Employee Printed

Employee Signature

Date: